UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2013 (July 24, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(800) 829-0965
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Long-Term Incentive Compensation Plan

On July 24, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Sprint Corporation (the “Company”), as successor registrant to Sprint Nextel Corporation, established the terms, performance objectives and target opportunities of the Company's 2013 Long-Term Incentive Plan (the “2013 LTI Plan”) for officers and other eligible employees of the Company.

The 2013 LTI Plan provides that:

fifty percent of the value of each participant's targeted opportunity is in the form of restricted stock units (the “RSUs”), the number of which is based on the closing price of the Company's common stock on July 24, 2013, vesting 100% on February 27, 2016; and

the remaining 50% of the value of each participant's targeted opportunity is in the form of performance-based restricted stock units (the “performance-based RSUs”), the number of which is also based on the July 24, 2013 closing price of the Company's common stock, vesting on February 27, 2016 to the extent the Company achieves specified results in the performance period through December 31, 2015 on specified objectives. The primary objective is cumulative adjusted EBITDA (which we define as operating income before depreciation and amortization excluding severance, exit costs, and other special items). The maximum payment opportunity on this objective is equal to 200% of the participant's target opportunity allocated to these performance-based RSUs; however, payment in excess of 150% of opportunity is contingent on achievement on the objective of Net Service Revenue (a top line-measure that captures key underlying trends of our operations). Failure to attain the threshold goal for the performance objectives results in forfeiture of the associated opportunity. The vesting of performance-based RSUs under the 2013 LTI Plan will be based on the Company's actual results in relation to the established performance objective, which may be greater or less than the target amount that has been established and are subject to the Compensation Committee's discretion.

Pursuant to the terms of the merger agreement, Sprint Nextel Corporation did not establish a 2013 LTI Plan on its typical schedule in February. Recognizing that executives would have received additional RSUs through the merger's equity exchange process in the absence of the delay, the Committee increased participants' 2013 LTI Plan target opportunities by 15%. As adjusted for the 2013 LTI Plan, Mr. Hesse's target opportunity is $13,800,000 million; Mr. Euteneuer's target opportunity is $4,025,000 million; Mr. Elfman's target opportunity is $3,737,500 million; Mr. Johnson's target opportunity is $1,840,000 million.

The 2013 LTI Plan RSUs and performance-based RSUs were granted pursuant to the Company's 2007 Omnibus Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	Sprint Corporation
By: /s/ Stefan K. Schnopp Senior Counsel and Assistant Secretary